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                                                                   EXHIBIT 99.5


                                 MOOVIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              FOR USE AT THE SPECIAL MEETING ON FEBRUARY __, 1998


         The undersigned stockholder hereby appoints JOHN L. TAYLOR and F. ANDREW MITCHELL, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the special meeting of stockholders of MOOVIES, INC. (the "Company") to be held on February __, 1998, and any adjournments thereof.

         The undersigned acknowledges receipt of Notice of the Joint Proxy Statement/Prospectus, each dated January __, 1998, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated. The proxies are further authorized to vote, in their discretion, upon such other matters as may properly come before the meeting, including any motion to adjourn the meeting to a later date to permit further solicitation of proxies, or any postponements and adjournments thereof.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1

1. Approval of the merger of VUI Merger Corp., a wholly owned subsidiary of Video Update, Inc. with and into Moovies, Inc. and approval and adoption of a related Agreement and Plan of Merger, as amended.

            / / FOR              / / AGAINST                 / / ABSTAIN

                         (CONTINUED ON THE REVERSE SIDE)


 --------------------- (ARROW) FOLD AND DETACH HERE (ARROW) ------------------
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2.       Upon such other matters as may properly come before the meeting or any adjournments thereof. THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE "FOR" ITEM 1.

         MARK HERE FOR CHANGE OF ADDRESS AND PROVIDE AT LEFT       / /



                            Dated _________________________, 1998

                            ____________________________________________
                                            (Print Name)

                            ____________________________________________
                                            (Signature)

                            (Stockholders should sign exactly as name appears on stock. Where there is more than one owner each should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.)

                            Please enter your Social Security Number or
                            Federal Employer Identification Number here:
                            ____________________________________________